UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

CEA INDUSTRIES INC.
(Name of Registrant as Specified In Its Charter)

YZILABS MANAGEMENT LTD. CHANGPENG ZHAO MAX S. BAUCUS DAVID J. CHAPMAN TERESA MARIE GOODY GUILLÉN JIAJIN “JANE” HE ALEX ODAGIU MATTHEW ROSZAK LING “ELLA” ZHANG
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YZILabs Management Ltd. (“YZi Labs Management”), together with the other participants named herein, has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (the “SEC”) to be used to solicit stockholder written consents to, among other things, expand the size of the Board of Directors (the “Board”) of CEA Industries Inc., a Nevada corporation (the “Company”) and elect certain persons nominated for election to the Board.

Item 1: On January 7, 2026, The Block published an article, which was posted on The Block’s website and included the following quote from Ella Zhang:

In a message shared Wednesday with The Block, Ella Zhang, head of YZi Labs, said YZi will “remain committed to constructive dialogs, protecting the shareholders' interest and promoting the integrity and value of the BNB ecosystem.”

Source: The Block. The Block is not a party to and has not endorsed YZi Labs Management’s proxy solicitation and has not consented to the use of the article in YZi Labs Management’s proxy solicitation.

Timmy Shen for The Block.

Item 2: On the evening of January 6, 2026, YZi Labs Management posted materials to social media, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.